UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2020
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 - 885 West Georgia Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 609-7736

Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosures.

The Company has received a proposal by its former CEO to nominate four directors for election to the Company's Board of Directors at the Company's 2021 Annual Meeting of Shareholders.

On November 20, 2020, the Company's Board of Directors (the "Board"), acting upon the recommendation of the Board's Corporate Governance and Nominating Committee, unanimously determined that the purported notice of nominations from Mr. Vestergaard (the "Notice Letter") does not comply with Section 5 of the Bylaws, and that, accordingly, Mr. Vestergaard has not submitted to the Company a proper advance notice of nominations in compliance with the Bylaws.

A copy of the Response Letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's shareholders in connection with the Company's 2021 Annual Meeting of Shareholders. The Company intends to file a proxy statement and white proxy card with the Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Company's shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the names of Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company's proxy statement for its 2020 Annual Meeting of Stockholders, filed with the SEC on February 2, 2020. To the extent that holdings of the Company's securities have changed, such changes have been set forth in SEC filings on Forms 3, 4 and 5, which can be found through the SEC's website at www.sec.gov. Information can also be found in the Company's other SEC filings, including the Company's definitive proxy statement for the 2020 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the fiscal year ended August 31, 2020. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company's definitive proxy statement and other materials to be filed with the SEC in connection with the 2021 Annual Meeting of Shareholders. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Company's website at www.dsny.com in the section "Investors."

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Letter to Steven Vestergaard dated November 25, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

	By:	/s/ FRED VANDENBERG
Date: November 25, 2020
FRED VANDENBERG
Chief Executive Officer, President and Secretary